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                                                                   Exhibit 16

Office of the Chief Accountant                    ARTHUR ANDERSEN LLP
Securities and Exchange Commission                Suite 1600
450 Fifth Street, N.W.                            701 B Street
Washington, D.C. 20549                            San Diego CA 92101-8195

                                                  Tel 619 699 6600
                                                  Fax 619 235 6020

                                                  www.arthurandersen.com

January 17, 2001


Dear Sir/Madam,

We have read paragraphs (i), (ii), (iv) and (v) of Item 4(a) included in the Form 8-K dated January 3, 2001 of CinemaStar Luxury Theaters, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

Copy to: Mr. Donald H. Harnois, Jr., Chief Financial Officer, CinemaStar Luxury Thearters, Inc.